Exhibit 99.1

Banks.com, Inc. Reports First Quarter 2008 Financial Results

SAN FRANCISCO – May 15, 2008 – Banks.com, Inc. (AMEX: BNX), a leading financial services focused web property, announced today its results for the first quarter 2008.

Financial Highlights

For the quarter ended March 31, 2008, Banks.com reported revenue of $5.0 million, an increase of approximately 7% over revenue of $4.7 million for the fourth quarter of 2007. GAAP1 net loss was $367 thousand or $0.01 per diluted share versus a loss of $714 thousand or $0.03 per diluted share for the prior quarter. Adjusted EBITDA2 was $278 thousand, compared to $33 thousand in the prior quarter.

“Although this was a challenging quarter for us, we are encouraged with the progress we have made in our transition as a company,” said Dan O’Donnell, Chairman & CEO. “The changes we made to Banks.com, designed to increase usage and engagement, resulted in a significant increase in registered subscribers. There is still a lot of work to do, but we are confident that our strategy of diversifying our advertising revenue streams with a focus on customer acquisition and retention is the right one for the long term.”

O’Donnell continued, “It is also important to note that our changing business model has resulted in a shift in a portion of our tax services related revenue from Q1 to Q2. In previous years a greater proportion of our tax related revenue came from PPC advertising and was earned in Q1, but now a growing portion of our revenue will be earned from our tax related services revenue and will be recognized in Q2.”

Select Business Highlights

•	Added over 270,000 registered subscribers during the quarter

•	Quadrupled the number of registered users year-over-year to our online tax services

•	Doubled organic traffic to Banks.com quarter-over-quarter

•	Launched mortgage rate tables on the Banks.com home page

•	Launched the Banks.com online social community

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Fiscal Year 2008 Business Outlook

•	The company is making no change to its previously issued fiscal year 2008 guidance.

•	As mentioned above, the company’s shift in strategy will also result in a shift of a portion of its revenue that has been historically recognized in Q1 into Q2.

•	For the fiscal year 2008, the company expects revenue to be approximately $20.4 million.

•	For the fiscal year 2008, the company expects Adjusted EBITDA to be approximately $2.1 million.

Conference Call

Banks.com will host a conference call at 2:00 PM PST / 5:00 PM EST to discuss its first quarter 2008 results. To listen to the call and have the opportunity to ask questions, please dial 866-362-4831 (domestic) or 617-597-5347 (international) five to ten minutes before the call and reference the passcode 66556789. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing passcode 85867556. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our expected financial results for the fiscal year 2008. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, our focus on higher-quality content and traffic in the financial services vertical; our commitment to becoming the premier source of targeted financial traffic; and guidance for the fiscal year 2008 with respect to revenue and Adjusted EBITDA. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical; market acceptance of the enhanced version of Banks.com; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; and the stability of our infrastructure. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, our quarterly reports on Form 10-QSB and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under

GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com is a leading Financial Services portal containing a unique breadth and depth of products and services. Our mission is to bring our users and subscribers the most relevant financial information on the web. Banks.com provides access to thousands of pages of current financial content, including: articles, stock quotes, audio, video, blogs and much more. In addition, Banks.com provides free tools to assist visitors with their financial decision-making including stock tracking and financial calculators. Our site contains information and products on a variety of topics such as Banking, Stocks & Bonds, Taxes, Mortgages, Personal Finance, Credit Cards, Insurance and Retirement Planning. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Gary Bogatay

Chief Financial Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues	$4,995	$10,844
Cost of revenues	2,548	3,371

Gross profit	2,447	7,473

Operating expenses:
Sales and marketing expense	339	238
General and administrative expense	2,369	2,537

Total operating expenses	2,708	2,775

(Loss) earnings from operations	(261)	4,698
Interest expense	299	306

(Loss) earnings before income taxes (benefit)	(560)	4,392
Income taxes (benefit)	(193)	1,753

Net (loss) earnings	$(367)	$2,639

Basic (loss) earnings per share	$(0.01)	$0.10

Diluted (loss) earnings per share	$(0.01)	$0.09

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2008	December 31, 2007
Assets

Current assets:
Cash	$528	$2,300
Accounts receivable, net of allowances	3,799	2,703
Prepaid expenses and other	350	481
Deferred income taxes	102	40

Total current assets	4,779	5,524

Office equipment and leasehold improvements, net	1,379	1,323
Debt issuance costs, net	538	579
Patents and trademarks, net	71	73
Domains, net	12,892	13,165
Goodwill	573	573
Other intangible assets, net	1,180	—
Other Assets	125	279
Deferred income taxes	490	363

Total Assets	$22,027	$21,879

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	—	—
Accrued liabilities	439	918
Accounts payable	1,103	655
Deferred revenue	5	2
Notes payable, net of discount	6,682	—

Total current liabilities	8,229	1,575
Notes payable, net of discount	—	6,658

Total Liabilities	8,229	8,233

Stockholders’ equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	9,981	9,462
Retained earnings	3,792	4,159

Total stockholders’ equity	13,798	13,646

Total liabilities and stockholders’ equity	$22,027	$21,879

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net (Loss) Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net (loss) earnings	$(367)	$2,639
Income taxes (benefit)	(193)	1,753

(Loss) earnings before income taxes (benefit)	(560)	4,392
Interest expense	299	306

(Loss) earnings from operations	(261)	4,698
Depreciation	111	105
Amortization	330	255
Stock Compensation Expense	98	148

Adjusted Earnings before interest, taxes, depreciation, amortization and stock compensation expense (Adjusted EBITDA)	$278	$5,206